UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 22, 2010

AISystems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52296	20-2414965
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Carillon Point Kirkland, WA 98033
(Address of principal executive offices) (Zip Code)

(425) 749-7287
 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Copies to: Gregg E. Jaclin, Esq. Anslow + Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 (732) 409-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Vice-President and General Counsel

The Company recently appointed Andrae J. Marrocco as Vice-President and General Counsel.

Mr. Marrocco will oversee all legal and compliance functions for the Company, and will provide strategic advice to the Board of Directors and senior management. He will report directly to Stephen C. Johnston, President and Chief Executive Officer.

Mr. Marrocco has extensive legal experience, most notably in the area of banking and finance.  Most recently, Mr. Marrocco served as Senior Associate of Clayton Utz in Sydney, Australia, where he advised corporations and global and national financial institutions on a range of cross border finance transactions.  He was also an advisor on strategic issues involving trade finance arrangements, debt restructuring and security arrangements. Prior to that, he acted as advisor to the Treasury and Debt Markets divisions of Macquarie Bank and Macquarie Capital on a number of sophisticated corporate finance and investment banking transactions, securitizations, global and domestic bond programs and derivatives contracts.

Mr. Marrocco earned his Honors Degree of Bachelor of Laws, Bachelor of Commerce (Corporate Finance) and Bachelor of Social Sciences (Psychology/Politics) from The University of Adelaide.

Family Relationships

There is no family relationship between Mr. Marrocco and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01Financial Statement and Exhibits

(d)  EXHIBITS

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AISYSTEMS, INC.

Date: September 27, 2010	By:	/s/ Stephen C. Johnston
Stephen C. Johnston
Chief Executive Officer